Exhibit 99.1

PRESS RELEASE	EAGLE BANCORP, INC.
FOR IMMEDIATE RELEASE	CONTACT:
Michael T. Flynn
August 5, 2014	301.986.1800

EAGLE BANCORP, INC. ANNOUNCES COMPLETION

OF SUBORDINATED NOTES OFFERING

BETHESDA, MD.  Eagle Bancorp, Inc. (NASDAQ: EGBN) (the “Company”), the parent company of EagleBank, Bethesda, Maryland (the “Bank”), today announced that it had completed the public offering and sale of $70 million of its 5.75% Subordinated Notes due September 1, 2024 (the “Notes”). The Notes were sold at par, resulting in net proceeds, after underwriting discounts and commissions, of approximately $69.2 million.

The Company plans to use the proceeds of the offering to pay the cash portion of the merger consideration in its previously announced acquisition of Virginia Heritage Bank (“Virginia Heritage”), and for general corporate purposes.

Sandler O’Neill + Partners, L.P. (“Sandler O’Neill”) is the sole manager for the subordinated notes offering.

The Subordinated Notes will be issued and sold pursuant to an effective shelf registration statement (File No. 333-183054), the base prospectus included in the registration statement, and a prospectus supplement relating to the offering of the Notes filed with the Securities and Exchange Commission (the “SEC”). Before you invest, you should read the base prospectus in the registration statement, the prospectus supplement relating to the offering and other documents the Company has filed with the SEC for more complete information about the Company and the Offering. You may obtain copies of the prospectus supplement and accompanying base prospectus relating to the offering without charge by visiting the SEC’s website at www.sec.gov, or from Sandler O’Neill + Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, Attn: Syndicate Operations (1-866-805-4128).

This press release is for informational purposes only and is not an offer to sell or the solicitation of an offer to sell any security of the Company, which is made only by means of a prospectus supplement and related base prospectus, nor will there be any sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Eagle Bancorp: The Company is the holding company for the Bank which commenced operations in 1998. The Bank is headquartered in Bethesda, Maryland, and conducts full service commercial banking through eighteen offices, located in Montgomery County, Maryland, Washington, D.C., and Northern Virginia. The Company focuses on building relationships with businesses, professionals and individuals in its marketplace.

Forward-Looking Statements.  This press release contains forward-looking statements within the meaning of the Securities and Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of the Company’s operations and policies and regarding general economic conditions. These forward-looking statements include, but are not limited to, statements about (i) the merger between the Bank and Virginia Heritage and (ii) the Company’s plans, obligations, expectations and intentions. In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases. These statements are based upon the beliefs of the management of the Company as to the expected outcome of future events, current and anticipated economic conditions, nationally and in its market, and their impact on the operations and assets of the Company, interest rates and interest rate policy, competitive factors, judgments about the ability of the Company to successfully consummate the proposed merger and to integrate the operations of the two companies, the expected growth opportunities or cost savings resulting from the merger, which may not be fully realized or take longer than expected to realize; the ability of the two companies to avoid customer dislocation or runoff, and employee attrition, during the period leading up to and following the merger, the timing of and any conditions to required regulatory approvals, and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Factors that could cause results and outcomes to differ materially include, among others, the ability to obtain required regulatory and shareholder approvals; the ability to complete the merger as expected and within the expected timeframe; and the possibility that one or more of the conditions to the completion of the merger may not be satisfied.  Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein.  Readers are cautioned against placing undue reliance on such forward-looking statements.  Past results are not necessarily indicative of future performance.  The Company assumes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

Notice to Virginia Heritage Shareholders

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed acquisition of Virginia Heritage by the Company, the Company filed a registration statement on Form S-4 (the “Registration Statement”) with the SEC, which contains a proxy statement of Virginia Heritage and a prospectus of the Company (collectively, the “proxy statement/prospectus”). As of the date of this press release, the Registration Statement has not been declared effective by the SEC.

SHAREHOLDERS OF VIRGINIA HERITAGE ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ALL OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION OF VIRGINIA HERITAGE BY THE COMPANY. Investors and security holders will able to obtain the definitive proxy statement/prospectus and the other documents free of charge at the SEC’s website, www.sec.gov. In addition, documents filed with the SEC by the Company are available free of charge by (1) accessing the Company’s website at www.eaglebankcorp.com under the “Investor Relations” link and then under the heading “SEC Filings,” (2) writing the Company at 7830 Old Georgetown Road, Third Floor, Bethesda, Maryland 20814, Attention: Jane Cornett or (3) writing Virginia Heritage at 8245 Boone Boulevard, Suite 820, Tysons Corner, Virginia 22182, Attention: Charles C. Brockett.

The directors, executive officers and certain other members of management and employees of the Company may be deemed to be participants in the solicitation of proxies in favor of the proposed acquisition from the shareholders of Virginia Heritage. Information about the directors and executive officers of the Company is included in the proxy statement for its 2014 annual meeting of the Company’s shareholders, which was filed with the SEC on April 1, 2014. The directors, executive officers and certain other members of management and employees of Virginia Heritage may also be deemed to be participants in the solicitation of proxies in favor of the proposed acquisition from the shareholders of Virginia Heritage. Information about the directors and executive officers of Virginia Heritage will be included in the definitive proxy statement/prospectus for the proposed acquisition of Virginia Heritage. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the definitive proxy statement/prospectus regarding the proposed acquisition. You may obtain free copies of this document as described in the preceding paragraph.